UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                             CONTACTS:  408-995-5115
                                    Media Relations: Katherine Potter, Ext. 1168
                                     Investor Relations: Rick Barraza, Ext. 1125


       Calpine Agrees to Restructure King City Power Plant Operating Lease

               Transactions to Reduce Calpine Debt by $42 Million

     (SAN JOSE, Calif.) /PR Newswire - First Call/ April 15, 2004 - As part of the recently announced Calpine Power Income Fund (CPIF) transaction, Calpine has agreed to modify the terms of its long-term operating lease for the 120 megawatt King City Power Plant located in King City, Calif. Upon closing of this transaction, the company expects to:

     o    Extend the term of the King City operating lease from 2018 to 2028;

     o    Restructure the lease's rent payment schedule;

     o Receive cash from the sale of securities originally pledged to the lessor to secure the lessee's obligations under the lease. This will provide Calpine with cash of approximately $87 million, net of transactions costs;

     o    Receive  approximately  $40 million  through the issuance of a 10-year
          promissory   note  by  Calpine   Canada  Power  Ltd.,  a  wholly-owned
          subsidiary of Calpine, to a CPIF affiliate; and

     o Redeem the existing preferred equity interest issued in 2003 by a Calpine subsidiary in connection with the King City facility.

     Together, these transactions will result in a reduction of approximately $42 million of Calpine debt and are expected to provide the company with approximately $45 million in net cash proceeds. Closing is contingent upon the completion of CPIF's transaction, which is expected to close on or about May 19, 2004.

     The King City Power Plant is located approximately 100 miles south of Calpine's San Jose headquarters. The plant supplies electricity under a long-term contract to Pacific Gas and Electric Company.

     Calpine Corporation, celebrating its 20th year in power in 2004, is a leading North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom, and is building a power plant in Mexico. Calpine is also the world's largest producer of renewable geothermal energy, and owns or has access to approximately one trillion cubic feet equivalent of proved natural gas reserves in the United States and Canada. The company is listed on the S&P 500, and was named FORTUNE's 2004 America's Most Admired Energy Company. Calpine was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) unscheduled outages of operating plants; (iv) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (v) the timing and extent of changes in the capital markets, including the Canadian income fund market; and (vi) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2003, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  April 16, 2004